UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2014

Grandparents.com, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-21537	93-1211114
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

589 Eighth Avenue, 6th Floor New York, New York	10018
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 646-839-8800

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On June 16, 2014, Grandparents.com, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with CV Starr & Company, Inc. (the “Purchaser”) pursuant to which the Company sold, in a private transaction, an aggregate of 4,000,000 shares of the Company’s common stock (the “Shares”) and a warrant (the “Warrant”) to purchase 1,000,000 shares of the Company’s common stock for gross proceeds to the Company of $1,000,000. The Warrant is exercisable for a period of five years at an exercise price of $0.25 per share, subject to customary adjustments. The Purchaser is also entitled to certain “piggyback registration” rights with respect to the Shares and the shares issuable upon exercise of the Warrant. The Purchase Agreement also contains customary representations and warranties of the Company and Purchaser and other customary provisions.

The foregoing descriptions of the Purchase Agreement and Warrant do not purport to be complete and are qualified in their entireties by reference to the form of Purchase Agreement and form of Warrant to be filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the period ending on June 30, 2014 and incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The disclosures contained in Item 1.01 of this Current Report on Form 8-K (this “Report”) regarding the Purchase Agreement, Shares and Warrant are incorporated herein by reference in response to this Item 3.02.

Since April 10, 2014 (the “Measurement Date”), which is the date the Company filed a Current Report on Form 8-K under this Item 3.02 (the “April 8-K”), the Company has issued shares of its common stock and securities exercisable for shares of its common stock aggregating more than 5% of its issued and outstanding shares of common stock in transactions that were not registered under the Securities Act of 1933, as amended (the “Securities Act”).

In addition to the issuances described in Item 1.01 of this Report, since the Measurement Date the Company has issued the following securities in transactions that were not registered under the Securities Act and that were not previously reported under Item 3.02 of Form 8-K: (i) to several accredited investors pursuant to separate private transactions, an aggregate of 2,000,000 shares of its common stock and warrants to purchase an aggregate of 800,000 shares of its common stock, such warrants being exercisable for a period of five years at an exercise price of $0.25 per share (subject to customary adjustments), for aggregate gross proceeds to the Company of $800,000; and (ii) for services rendered to the Company, an aggregate of 97,313 shares of its common stock and warrants to purchase an aggregate of 200,000 shares of its common stock, such warrants being exercisable for a period of five years at a price per share of $0.25 (subject to customary adjustments).

The April 8-K omitted the issuance of 200,000 shares of the Company’s common stock and a warrant to purchase 50,000 shares of its common stock to an accredited investor on April 7, 2014 for gross proceeds to the Company of $50,000. Such warrant is exercisable for a period of five years at an exercise price of $0.25 per share (subject to customary adjustments).

In issuing the securities described above, the Company relied upon the exemption from registration provided by section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D promulgated thereunder since, among other things, the transactions did not involve a public offering and the securities were acquired for investment purposes only and not with a view to or for sale in connection with any distribution thereof.

In addition to the foregoing, please refer to the Company’s Current Report on Form 8-K filed on June 13, 2014 for a description of other securities issued by the Company in transactions that were not registered under the Securities Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 19, 2014	GRANDPARENTS.COM, INC.

	By:	/s/ Steve Leber
Steve Leber
Chairman/Co-Chief Executive Officer